Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	David Christensen, CFO
507-387-3355
Jennifer Spaude, Investor Relations
507-386-3765

HickoryTech Reports First Quarter 2010 Results
Fiber, Data and Broadband focused strategy drives revenue and EBITDA growth,
Further debt reduction

MANKATO, Minn., April 26, 2010—HickoryTech Corporation (Nasdaq: HTCO) today reported first quarter 2010 operating results including revenue of $38.7 million, up 16 percent from the $33.5 million a year ago.  Net income totaled $1.4 million, or 11 cents per diluted share, a 12 percent decrease from the $1.6 million, or 12 cents per diluted share, reported a year ago.

Enventis fiber and data revenue increased 44 percent, and equipment and services revenue increased 29 percent.  Telecom broadband revenue grew 12 percent and digital TV subscribers increased 16 percent.

“We are pleased with the continued growth in our fiber and data services which grew 44 percent in first quarter and the 29 percent increase in equipment and services revenue within our Enventis Sector,” said John Finke, HickoryTech’s president and chief executive officer.  “Earnings were affected by the investment we have made in sales and support personnel to grow our small and medium-sized business segment and a one-time income tax charge of $279,000 related to the Healthcare Reconciliation Act of 2010.”

Capital expenditures in the first quarter totaled $3.4 million, of which $2.1 million was invested in the Enventis Sector and $1.3 million in the Telecom Sector.  Additionally, sales and operations resources within Enventis have increased to support the company’s market expansion and business growth initiatives.

“We are expanding our network capacity from Minnesota to Des Moines, Iowa and expanding our fiber network to Sioux Falls, S.D. and Fargo, N.D.,” Finke said.  “We have the financial resources and a strategic plan for growth, particularly in our Enventis Sector and foresee continued fiber and data growth in the future.  We have been able to pursue these growth opportunities while maintaining a stable level of operating metrics on a year-over-year basis.”

Debt was reduced by $4.3 million in the first quarter 2010, following the $4.4 million reduction in the fourth quarter of 2009, resulting in a debt to EBITDA ratio of 2.9 times at March 31, 2010.

Enventis Sector (before inter-segment eliminations)
Enventis Sector revenue totaled $21.5 million, up 35 percent compared to the first quarter in 2009.  Costs and expenses in the Enventis Sector totaled $19.6 million, an increase of 33 percent year-over-year, the result of adding CP Telecom operations and the expansion of our sales force.  Enventis Sector net income totaled $1.1 million in the first quarter 2010 versus $700,000 one year ago.  The increase in net income within the Enventis Sector was the result of the acquisition of CP Telecom in August 2009, the ongoing growth of fiber and data services, and some initial recovery in equipment and service sales.

Fiber and data revenue totaled $9.7 million, up 43 percent year-over-year, the result of strong sales of transport services and the addition of CP Telecom.  Equipment and service revenue totaled $11.7 million, an increase of $2.6 million, or 29 percent year-over-year.  Both Enventis product lines were profitable on an operating basis in the first quarter, and were able to absorb the added costs of company growth plans.

Telecom Sector (before inter-segment eliminations)
Telecom Sector revenue totaled $17.8 million, down 1 percent year-over-year.  Telecom Sector results were stable and continued to be impacted by network access and local service revenue declines, and offset by broadband growth.  Costs and expenses totaled $15 million for the first quarter, an increase of 3 percent year-over-year.  Telecom Sector net income for the first quarter totaled $1.4 million, a 29 percent decrease from one year ago driven by a one-time expense of $215,000 related to the Healthcare Reconciliation Act.
•
Broadband revenue totaled $3.2 million, up 12 percent year-over-year.  Broadband revenue includes: DSL, data and digital TV services.  Digital TV subscribers increased 16 percent to 9,789 and DSL subscribers increased 3 percent year-over-year, totaling 19,494.

•	Network access revenue was $6.1 million, down 1 percent year-over-year.
•
Local service revenue totaled $3.7 million, down 5 percent from one year ago, and local access lines declined 6 percent year-over-year.  The local service declines are a result of competition in our telecom markets.

Capital Expenditures and Debt Position
Capital expenditures totaled $3.4 million for the first quarter of 2010, and were $0.8 million more than the comparable period in 2009.  HickoryTech further reduced its long-term and current debt balance by $4.3 million from Dec. 31, 2009, following its $4.4 million debt reduction in the fourth quarter of 2009.  The Company’s debt position as of March 31, 2010 was $116.2 million.

“We’re also pleased with our balance sheet and continued debt reduction,” Finke said.  “We are investing in long-term growth initiatives, expanding our network and adding resources to support these initiatives.  Business conditions remain challenging, yet we are pleased with our financial performance in the first quarter and our progress in implementing our long-term growth plans.”

2010 Annual Expectations
HickoryTech confirmed its previous fiscal 2010 outlook and increased its net income target as follows:
•	Revenue is targeted in the range of $150 million to $158 million (no change)
•	Net Income is targeted in the range of $8.7 million to $9.6 million (previously $8.2 to $9.1 million)
•	Capital spending is targeted in the range of $22 million to $26 million (no change)
•	EBITDA is targeted in the range of $40.5 million to $43 million (no change)
•	A year-end debt balance is targeted in the range of $117 million to $119 million (no change)

Conference Call and Webcast
HickoryTech will host a conference call and webcast on Tuesday, April 27, 2010 at 9 a.m. CT. The dial-in number for the call is 877-774-2369 (U.S. and Canada) and the participant pass code is 67769334.  A simultaneous webcast of the call and downloadable presentation will be available through a link on the Investor Relations page at http://investor.hickorytech.com.

About HickoryTech
HickoryTech Corporation (dba HickoryTech and Enventis) is a leading integrated communications provider in the markets it serves.  With headquarters in Mankato, Minn., the corporation has approximately 450 employees and a regional fiber network with facilities-based operations in Minnesota and Iowa.  Enventis serves businesses of all sizes across a five-state region with IP-based voice, data and network solutions.  HickoryTech provides bundled residential and business services including high-speed Internet, Digital TV and voice services in its legacy telecom markets.  The Company trades on the Nasdaq Stock Exchange (symbol: HTCO) and is a member of the Russell 2000 index. For more information, visit www.hickorytech.com.

Non-GAAP Measures
To supplement the Company’s financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance. These non-GAAP measures include earnings before interest, income taxes, depreciation and amortization, and net income without release of income tax reserve. The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company’s performance. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

Forward-looking statement
Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by law.

Consolidated Statements of Operations
(unaudited)

	Three Months Ended
	March 31
(Dollars in thousands, except share data)	2010	2009	% Change
Revenue:
Enventis Sector
Equipment	$9,884	$6,791	46%
Services	11,470	8,998	27%
Total Enventis Sector	21,354	15,789	35%

Telecom Sector	17,366	17,672	-2%
Total revenue	38,720	33,461	16%

Costs and Expenses:
Cost of sales, excluding depreciation and amortization	8,475	5,999	41%
Cost of services, excluding depreciation and amortization	14,178	12,465	14%
Selling, general and administrative expenses	6,196	5,156	20%
Depreciation	5,322	5,069	5%
Amortization of intangibles	89	214	-58%
Total costs and expenses	34,260	28,903	19%

Operating income	4,460	4,558	-2%

Interest and other income	37	9	311%
Interest expense	(1,591)	(1,708)	-7%
Income before income taxes	2,906	2,859	2%
Income taxes	1,479	1,233	20%

Net income	$1,427	$1,626	-12%

Basic earnings per share	$0.11	$0.12	-8%

Basic weighted average common shares outstanding	13,154,781	13,018,602

Diluted earnings per share	$0.11	$0.12	-8%

Diluted weighted average common and equivalent shares outstanding	13,159,326	13,019,248

Dividends per share	$0.13	$0.13	0%

Consolidated Balance Sheets
(unaudited)

(Dollars and Share Data in Thousands)	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$62	$2,420
Receivables, net of allowance for doubtful accounts of $599 and $643	20,338	19,729
Inventories	7,214	5,069
Deferred income taxes	2,423	2,423
Prepaid expenses	2,438	1,751
Other	604	1,039
Total current assets	33,079	32,431

Investments	4,492	4,306

Property, plant and equipment	360,603	357,607
Accumulated depreciation	(208,977)	(204,129)
Property, plant and equipment, net	151,626	153,478

Other assets:
Goodwill	27,303	27,423
Intangible assets, net	2,936	3,025
Deferred costs and other	1,699	1,820
Total other assets	31,938	32,268

Total assets	$221,135	$222,483

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Extended term payable	$11,423	$6,788
Accounts payable	2,640	2,883
Accrued expenses and other	6,745	7,792
Accrued income taxes	788	642
Deferred revenue	5,183	6,016
Current maturities of long-term obligations	654	620
Total current liabilities	27,433	24,741

Long-term liabilities:
Debt obligations, net of current maturities	115,511	119,871
Financial derivative instruments	1,628	1,908
Accrued income taxes	3,240	3,218
Deferred income taxes	22,325	21,895
Deferred revenue	1,709	2,095
Accrued employee benefits and deferred compensation	14,382	14,209
Total long-term liabilities	158,795	163,196

Total liabilities	186,228	187,937

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, $.10 stated value
shares authorized: 100,000
Shares issued and outstanding: 13,238 in 2010 and 13,101 in 2009	1,324	1,310
Additional paid-in capital	13,372	12,975
Retained earnings	24,409	24,687
Accumulated other comprehensive (loss)	(4,198)	(4,426)
Total shareholders' equity	34,907	34,546

Total liabilities and shareholders' equity	$221,135	$222,483

Enventis Sector Recap
(unaudited)

ENVENTIS SECTOR

	Three Months Ended March 31
(Dollars in thousands)	2010	2009	% Change
Revenue before intersegment eliminations
Equipment	$9,884	$6,791	46%
Services	1,857	2,341	-21%
Equipment and Services	11,741	9,132	29%

Fiber and Data	9,613	6,657	44%
Intersegment	133	141	-6%
	$21,487	$15,930	35%

Total Enventis revenue before intersegment eliminations
Unaffiliated customers	$21,354	$15,789
Intersegment	133	141
	$21,487	$15,930

Cost of sales (excluding depreciation and amortization)	8,475	5,999	41%
Cost of services (excluding depreciation and amortization)	6,699	5,238	28%
Selling, general and administrative expenses	3,042	2,389	27%
Depreciation and amortization	1,364	1,149	19%
Total costs and expenses	19,580	14,775	33%

Operating income	$1,907	$1,155	65%
Net income	$1,122	$681	65%

Capital expenditures	$2,064	$1,191	73%

Enventis Equipment and Services Product Line

	Three Months Ended March 31
(Dollars in thousands)	2010	2009	% Change
Revenue before intersegment eliminations
Equipment	$9,884	$6,791	46%
Services	1,857	2,341	-21%
	$11,741	$9,132	29%

Cost of sales (excluding depreciation and amortization)	8,475	5,998	41%
Cost of services (excluding depreciation and amortization)	1,719	1,952	-12%
Selling, general and administrative expenses	1,123	1,288	-13%
Depreciation and amortization	73	82	-11%
Total costs and expenses	11,390	9,320	22%

Operating income	$351	$(188)	287%
Net income	$224	$(111)	302%

Capital expenditures	$85	$143	-41%

Enventis Fiber and Data Product Line

	Three Months Ended March 31
(Dollars in thousands)	2010	2009	% Change
Revenue before intersegment eliminations:
Services	$9,613	$6,657	44%
Intersegment	133	141	-6%
	$9,746	$6,798	43%

Cost of sales (excluding depreciation and amortization)	-	1	-100%
Cost of services (excluding depreciation and amortization)	4,980	3,286	52%
Selling, general and administrative expenses	1,919	1,101	74%
Depreciation and amortization	1,291	1,067	21%
Total costs and expenses	8,190	5,455	50%

Operating income	$1,556	$1,343	16%
Net income	$898	$792	13%

Capital expenditures	$1,979	$1,048	89%

Telecom Sector Recap
(unaudited)

	Three Months Ended March 31
(Dollars in thousands)	2010	2009	% Change
Revenue
Local Service	$3,665	$3,877	-5%
Network Access	6,128	6,210	-1%
Long Distance	820	1,031	-20%
Broadband	3,216	2,884	12%
Internet	1,232	1,254	-2%
Directory	917	1,077	-15%
Bill Processing	775	669	16%
Intersegment	429	243	77%
Other	613	670	-9%
Total Telecom Revenue	$17,795	$17,915	-1%

Total Telecom revenue before intersegment eliminations
Unaffiliated Customers	$17,366	$17,672
Intersegment	429	243
	17,795	17,915
Costs and expenses
Cost of services, excluding depreciation and amortization	8,004	7,576	6%
Selling, general and administrative expenses	2,950	2,834	4%
Depreciation and amortization	4,016	4,120	-3%
Total costs and expenses	14,970	14,530	3%

Operating income	$2,825	$3,385	-17%

Net income	$1,406	$1,978	-29%

Capital expenditures	$1,365	$1,435	-5%

Key Metrics
Business access lines	24,902	25,189	-1%
Residential access lines	29,596	32,966	-10%
Total access lines	54,498	58,155	-6%
Long distance customers	35,731	37,990	-6%
DSL customers	19,494	18,924	3%
Digital TV customers	9,789	8,464	16%

Reconciliation of Non-GAAP Measures

	Three Months Ended March 31
	2010	2009
(Dollars in thousands)
Reconciliation of net income to EBITDA:
Net income	$1,427	$1,626
Add:
Depreciation	5,322	5,069
Amortization of intangibles	89	214
Interest expense	1,591	1,708
Income taxes	1,479	1,233
EBITDA	$9,908	$9,850

	Year Ending December 31, 2010
(Dollars in thousands)	Guidance Range
Reconciliation of net income to 2010 EBITDA guidance:	Low	High
Projected net income	$8,700	$9,600
Add back:
Depreciation and amortization	21,300	21,900
Interest expense	5,100	5,400
Income taxes	5,400	6,100
Projected EBITDA1 Guidance	$40,500	$43,000

1EBITDA, a non-GAAP financial measure, is as defined in our debt agreement